EXHIBIT 4.5

NOTE TRUST CERTIFICATE

REGISTERED
NUMBER R-3

THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN.

RFS FUNDING TRUST CERTIFICATE

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of credit card receivables sold to the Trust by Monogram Credit Card Bank of Georgia and RFS Holding, L.L.C.

(This Certificate does not represent an interest in or obligation of General Electric Capital Services, Inc., General Electric Capital Corporation, Monogram Credit Card Bank of Georgia or General Electric Company, or any of their respective affiliates, except to the extent described below.)

THIS CERTIFIES THAT DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as Indenture Trustee (“Indenture Trustee”) under the Indenture, dated as of September 25, 2003, between GE Capital Credit Card Master Note Trust and the Indenture Trustee, is the registered owner of a nonassessable, fully-paid, undivided interest in the RFS Funding Trust (the “Trust”) formed by General Electric Capital Services, Inc., a Delaware corporation (“GECS”).

The Trust was created pursuant to a Trust Agreement dated as of December 19, 2002 among GECS, RFS HOLDING, L.L.C. and DEUTSCHE BANK TRUST COMPANY DELAWARE, as trustee (the “Trustee”), as amended and restated by the Amended and Restated Trust Agreement dated as of June 27, 2003 (as so amended and restated, the “Trust Agreement”) among RFS HOLDING, INC., RFS HOLDING, L.L.C. and the Trustee.  To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.  This Certificate is the duly authorized Certificate designated as “Note Trust Certificate” issued under and subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which holder is bound.

The Certificateholder, by its acceptance of this Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or State bankruptcy or similar law in connection with any obligations relating to any of the Related Documents.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Funding Agreement or be valid for any purpose.

This Certificate shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Certificate to be duly executed.

RFS Funding Trust

By: Deutsche Bank Trust Company Delaware, not in its individual capacity, but solely as Trustee

By:	/s/ Susan Barstock
Name:	Susan Barstock
Title:	Vice President

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

Deutsche Bank Trust Company Delaware,
as Trustee

By:	/s/ Susan Barstock
Authorized Officer

Date: September 26, 2003

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:		*
Signature Guaranteed:

*

*NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever.  Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.